Exhibit 99.1
Ambac Reports First Quarter 2022 Results
Significant Progress in Strategic Initiatives
Net income of $2 million and adjusted earnings of $14 million, including the impact of previously announced developments related to RMBS litigation and Puerto Rico
Specialty P&C insurance production totaled $69 million, up 71% from first quarter 2021
Puerto Rico principal and interest exposure reduced by $450 million or 25% from December 31, 2021
NEW YORK, NY, May 10, 2022 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac" or "AFG"), a financial services holding company, today reported net income attributable to common stockholders of $2 million or $0.04(1) per diluted share and adjusted earnings(2) of $14 million or $0.30(1) per diluted share for the quarter ended March 31, 2022. This compares to net income attributable to common stockholders of $17 million or $0.08 per diluted share and adjusted earnings of $41 million or $0.59 per diluted share in the first quarter of 2021. Book value per share decreased $2.77 to $19.65 and adjusted book value per share(2) decreased $0.81 to $18.07 from December 31, 2021, to March 31, 2022.
Claude LeBlanc, President and Chief Executive Officer, stated, “Our first quarter 2022 results are a reflection of the continued transition of Ambac's business to a specialty property and casualty insurance company. I am particularly encouraged by the significant growth in P&C premium production from both of our Specialty P&C Insurance and Insurance Distribution businesses, with gross production up 71% to nearly $70 million."
Mr. LeBlanc continued, "With regards to our legacy financial guarantee business, during the quarter we reported a gain of $198 million, relating to the restructuring of a significant portion of our remaining Puerto Rico exposures following the Commonwealth's partial bankruptcy exit on March 15, 2022. We also had a ($224) million reduction to our Representation & Warranty subrogation recoverable, of which ($186) million was directly attributable to the impact of a recent, disappointing New York Court of Appeals decision. While this decision may limit one of our paths to recovery on certain of our RMBS litigations, Ambac has multiple alternative paths to recover losses, including through 'Discovery' which we had always intended to present at trial. It's also very important to note that the remediation credit recorded on our balance sheet does not reflect any pre-judgment interest nor estimates for our fraud only case. We are resolute in our determination to aggressively pursue full recovery on all our RMBS cases."

Ambac's First Quarter 2022 Summary Results
			Better (Worse)
($ in millions, except per share data)	1Q2022	1Q2021	Amount	Percent
Net premiums earned	$15	$14	$—	3%
Net investment income	5	49	(44)	(90)%
Net realized investment gains (losses), including impairments	10	2	8	370%
Net gains (losses) on derivative contracts	57	25	32	126%
Net realized gains (losses) on extinguishment of debt	—	33	(33)	(100)%
Commission income	9	7	1	19%
Other income (expense)	2	(2)	4	221%
Losses and loss expenses (benefit)	24	8	(16)	(205)%
Operating expenses	34	33	(1)	(2)%
Interest expense	44	50	6	11%
Intangible amortization	14	19	5	25%
Provision for income taxes	—	2	1	76%
Net income (loss) attributable to Common Stockholders	2	17	(15)	(88)%
Net income (loss) per diluted share[1]	$0.04	$0.08	$(0.04)	(50)%
Adjusted earnings (loss) [2]	14	41	(27)	(65)%
Adjusted earnings (loss) per diluted share [1,2]	$0.30	$0.59	$(0.29)	(49)%
Weighted-average diluted shares outstanding (in millions)	47	47	(1)	(1)%

	March 31, 2022	December 31, 2021	Better (Worse)
			Amount	Percent
Total Ambac Financial Group, Inc. stockholders' equity	914	1,038	(124)	(12)%
Total Ambac Financial Group, Inc. stockholders' equity per share	$19.65	$22.42	$(2.77)	(12)%
Adjusted book value [2]	841	874	(33)	(4)%
Adjusted book value per share [2]	$18.07	$18.88	$(0.81)	(4)%
(1) Per Diluted share includes the impact of adjusting redeemable noncontrolling interests to current redemption value
(2) See Non-GAAP Financial Data section of this press release for further information.
(3) Some financial data in this press release may not add up due to rounding

Results of Operations by Segment
Beginning with the first quarter of 2022, Ambac is reporting three reportable segments: Legacy Financial Guarantee Insurance, Specialty Property & Casualty Insurance, and Insurance Distribution.
The following table presents segment financial results and includes the non-GAAP measure, EBITDA on a segment and consolidated basis.

	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Three Months Ended March 31, 2022
Gross premiums written	$6	$24			$30
Net premiums written	7	5			12
Revenues:
Net premiums earned	13	1			15
Net investment income	5	—		$—	5
Net investment gains (losses), including impairments	10	—		—	10
Net gains on derivative contracts	57				57
Net realized gains on extinguishment of debt	—				—
Commission income (1)			$9		9
Other income	24	—	—	—	24
Total revenues	109	2	9	—	119
Expenses:
Loss and loss expenses	23	1			24
Operating expenses (2)	21	3	1	3	29
Sub-producer commissions (2)			5		5
Total expenses	44	4	6	3	57
Net (gain) attributable to noncontrolling interest			(1)		(1)
Earnings before interest, taxes, depreciation and amortization	65	(2)	2	(3)	61
Add back noncontrolling interest EBITDA adjustment			1		1
Interest expense	44	—	—		44
Depreciation expense	—	—	—	—	—
Intangible amortization	14		1		14
Pretax income (loss)	$6	$(2)	2	$(3)	3

	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Three Months Ended March 31, 2021
Gross premiums written	$(2)	$—			$(2)
Net premiums written	(9)	—			(9)
Revenues:
Net premiums earned	14	—			14
Net investment income	49	—		$—	49
Net investment gains (losses), including impairments	(2)	—		4	2
Net gains on derivative contracts	25				25
Net realized gains on extinguishment of debt	33				33
Commission income (1)			$7		7
Other income	(2)	—	—	—	(2)
Total revenues	118	—	7	4	129
Expenses:
Loss and loss expenses	8	—			8
Operating expenses (2)	17	1	1	10	29
Sub-producer commissions (2)			4		4
Total expenses	25	1	5	10	41
Net (gain) attributable to noncontrolling interest			—		—
Earnings before interest, taxes, depreciation and amortization	93	(1)	2	(6)	88
Add back noncontrolling interest EBITDA adjustment			—		—
Interest expense	50	—			50
Depreciation expense	—	—	—	—	—
Intangible amortization	19	—	1		19
Pretax income (loss)	$24	$(1)	2	$(6)	19
(1)Based on premiums placed. Refer to the Specialty P&C Insurance Production section of this release for further details.
(2)The Consolidated Statements of Comprehensive Income presents the sum of these items as Operating Expenses.

Specialty P&C Insurance Production
Specialty Property and Casualty ("P&C") Insurance production, which includes gross premiums written for Ambac's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment, totaled $69 in the first quarter of 2022, an increase of 71% from the first quarter of 2021. Specialty P&C Insurance revenues are dependent on gross premiums written as participatory fronting insurance companies earn premiums based on the portion of gross premiums written retained (i.e. net premiums written) and fees on gross premiums written that are ceded to reinsurers. Insurance Distribution revenues are dependent on premium volume as Managing General Agents/Underwriters receive commissions based on a percentage of the dollar amount of the premiums placed (i.e. gross premiums written on behalf of insurance carriers) with insurance carriers.

	Three Months Ended March 31,
($ in millions)	2022	2021
Specialty Property & Casualty Insurance Gross Premiums Written	$24	$—
Insurance Distribution Premiums Placed	45	40
Specialty P&C Insurance Production	$69	$40

Net Premiums Earned
During the first quarter of 2022, net premiums earned of $15 million were up just over 3% compared to the first quarter of 2021. Premiums earned from the Legacy Financial Guarantee Insurance segment declined less than a million dollars or 5% compared to the first quarter of 2021 as the financial guarantee insured portfolio continued to contract as a result of active de-risking and natural runoff. The decline in Legacy Financial Guarantee Insurance segment earned premium was more than offset by an increase in net premiums earned of $1 million in the Specialty Property & Casualty Insurance segment.
Net Investment Income
Net investment income for the first quarter of 2022 was $5 million compared to $49 million for the first quarter of 2021.
The decrease in net investment income in the first quarter of 2022 was attributable to (i) a $7 million reduction in income due to the refinancing of Ambac LSNI in July 2021, (ii) a $27 million decline of pooled investment fund income from extraordinary levels in the first quarter of 2021, and (iii) losses of $9 million on securities classified as trading that were received as subrogation from the Puerto Rico restructuring.
First quarter 2021 net investment income was driven by strong gains in equities, hedge funds and credit funds.
Net investment gains of $10 million for the first quarter of 2022 were driven by recoveries from an RMBS class action lawsuit related to securities formerly owned by AAC and one of its subsidiaries.
Losses and Loss Expenses (Benefit)
Losses and loss expenses ("Incurred Losses") for the first quarter of 2022 were $24 million, compared to $8 million for the first quarter of 2021.
The following table provides Insured Losses (Benefit) by category for the three-month periods ended March 31, 2022 and 2021:

	Three Months Ended March 31,
($ in millions)	2022	2021
Financial Guarantee
Structured finance	$213	$(8)
Domestic public finance	(190)	9
Other	1	6
Specialty property & casualty	1	—
Total losses and loss expenses (benefit)	$24	$8
The first quarter 2022 structured finance loss of $213 million was driven by the previously announced impact of a recent New York Court of Appeals decision on the recorded amount of estimated recoveries from RMBS representation and warranty ("R&W") litigation. Higher discount rates and lower underlying RMBS losses also contributed to the reduction in estimated R&W recoveries.
The first quarter 2022 domestic public finance benefit of $(190) million, was driven by the successful implementation of the restructuring of a significant portion of AAC's remaining Puerto Rico exposures, following the occurrence of the effective dates for the Plan of Adjustment related to AAC-insured Puerto Rico General Obligation (“GO”) and Public Buildings Authority (“PBA”) bonds, and Qualifying Modifications for AAC-insured Puerto Rico Infrastructure Authority (“PRIFA”) and Convention Center District Authority (“CCDA”) bonds, all effective March 15, 2022. The execution of these transactions has reduced AAC’s insured principal and interest exposure to Puerto Rico by approximately 25% or $450 million. AAC expects that its insured Puerto Rico Highways and Transportation Authority (“PRHTA”) bonds will be restructured as part of the PRHTA Title III bankruptcy process in the second half of 2022, on terms consistent with the Plan Support Agreement executed last year.
Net Gains (Losses) on Derivative Contracts
Net gains on derivative contracts were $57 million and $25 million for the first quarter of 2022 and 2021, respectively. Results for both periods were driven by increasing forward interest rates. Included in Net gains from derivative contracts were gains from counterparty credit adjustments of $2 million and $9 million in the respective periods. The interest rate derivatives portfolio is positioned to benefit from rising interest rates as a partial economic hedge against interest rate exposure in AAC's insured and investment portfolios.
Gross Commission Income
Gross commission revenues generated by the Insurance Distribution segment grew 19% in the first quarter 2022 to $9 million from $7 million in the first quarter 2021. Gross commission revenue is generated as a percentage of the Insurance Distribution segment's premium placed which was up nearly 13% to $45 million in first quarter 2022 over the period year period.
Operating Expenses
Operating expenses were up marginally for the first quarter of 2022 at $34 million compared to $33 million in the first quarter of 2021. The marginal increase in expenses was driven by growth in the Specialty P&C Insurance, Insurance Distribution and Legacy Financial Guarantee Insurance segments partially offset by lower Corporate & Other expenses. Specialty P&C Insurance operating expense growth was driven by increased headcount to grow and support the business as well as costs related to building out its platform. Operating expenses in the Insurance Distribution segment, which primarily include Sub-producer commissions, grew in line with an increase in premiums placed. Legacy Financial Guarantee Insurance operating expenses were higher due to litigation expenses unrelated to R&W litigation while Corporate & Other expenses were down due to lower consulting and legal fees from the 2021 junior surplus note exchange transactions.

	Three Months Ended March 31,
($ in millions)	2022	2021
Legacy Financial Guarantee Insurance	$21	$17
Specialty Property & Casualty Insurance	3	1
Insurance Distribution	6	5
Corporate & Other	3	10
Total operating expenses	$34	$33
AFG (holding company only) Assets
AFG on a standalone basis, excluding its ownership interests in its Specialty P&C Insurance, Insurance Distribution, and Legacy Financial Guarantee segments, had assets of $242.8 million as of March 31, 2022. Assets included cash and liquid securities of $118.1 million and other investments of $112.8 million.
Consolidated Ambac Financial Group, Inc. Stockholders' Equity
Stockholders’ equity at March 31, 2022, was $0.91 billion, or $19.65 per share compared to $1.04 billion or $22.42 per share as of December 31, 2021. The decrease was primarily due to a reduction to net unrealized investment gains of $105 million.
On March 29, 2022, the Board of Directors authorized a $20 million share repurchase program. No shares were purchased in the first quarter 2022, but as of May 10, 2022, the Company had repurchased 1.5 million shares for $13.2 million with an average purchase price of $8.78. On May 5, 2022, the Board of Directors authorized an additional $15 million share repurchase bringing the total unused authorized amount to $22 million.
Legacy Financial Guarantee Insurance Insured Portfolio
Legacy Financial Guarantee Insurance insured net par outstanding declined 3% during the quarter ended March 31, 2022, to $27.1 billion from $28.0 billion at December 31, 2021.
Adversely Classified and Watch List Credits decreased in the first quarter of 2022 by $0.6 billion or 5.6% to $9.6 billion at March 31, 2022, from $10.2 billion at December 31, 2021.

The reduction of net par and Adversely Classified and Watch List Credits included a reduction of $266 million of net par exposure to Puerto Rico.
Details of the Legacy Financial Guarantee Insurance insured portfolio are highlighted in the below table.

Net Par Outstanding	March 31, 2022	December 31, 2021
By Sector:
Domestic public finance	44%	44%
Structured Finance	17%	18%
International	39%	38%
By Financial Guarantor:
Ambac Assurance	63%	63%
Ambac UK	37%	37%
Non-GAAP Financial Data
In addition to reporting Ambac’s quarterly financial results in accordance with GAAP, the Company currently reports three non-GAAP financial measures: EBITDA, adjusted earnings and adjusted book value. The most directly comparable GAAP measures are pre-tax net income for EBITDA, net income attributable to common stockholders for adjusted earnings and Total Ambac Financial Group, Inc. stockholders’ equity for adjusted book value. A non-GAAP financial measure is a numerical measure of financial performance or financial position that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We present such non-GAAP supplemental financial information because we believe such information is of interest to the investment community that provides greater transparency and enhanced visibility into the underlying drivers of our businesses on a basis that may not be otherwise apparent on a GAAP basis. We view these non-GAAP financial measures as important indicators when assessing and evaluating our performance on a segmented and consolidated basis. These non-GAAP financial measures are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.
Ambac has a significant U.S. tax net operating loss (“NOL”) that is offset by a full valuation allowance in the GAAP consolidated financial statements. As a result of this and other considerations, we utilized a 0% effective tax rate for non-GAAP adjustments for both Adjusted Earnings and Adjusted Book Value; which is subject to change.
The following paragraphs define each non-GAAP financial measure. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is also presented below.
EBITDA. EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization of intangible assets. EBITDA is also adjusted for noncontrolling interests in subsidiaries where Ambac does not own 100%.

The following table reconciles net income (loss) attributable to common shareholders to the non-GAAP measure, EBITDA on a consolidation and segment basis.

	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Three Months Ended March 31, 2022
Pretax income (loss)	$6	$(2)	$2	$(3)	$3
Adjustments:
Interest expense	44	—	—	—	44
Depreciation	—	—	—	—	—
Amortization of intangible assets	14	—	1	—	14
Net (gain) attributable to noncontrolling interest			(1)		(1)
Earnings before interest, taxes, depreciation and amortization	$65	$(2)	$2	$(3)	$61
Three Months Ended March 31, 2021
Pretax income (loss)	$24	$(1)	$2	$(6)	$19
Adjustments:
Interest expense	50	—	—	—	50
Depreciation	—	—	—	—	—
Amortization of intangible assets	19	—	1	—	19
Net (gain) attributable to noncontrolling interest			—		—
Earnings before interest, taxes, depreciation and amortization	$93	$(1)	$2	$(6)	$88
Adjusted Earnings (Loss). Adjusted earnings (loss) is defined as net income (loss) attributable to common stockholders, as reported under GAAP, adjusted on an after-tax basis for the following:
•Insurance intangible amortization: Elimination of the amortization of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for consistent with the provisions of the Financial Services – Insurance Topic of the ASC.
•Foreign exchange (gains) losses: Elimination of the foreign exchange gains (losses) on the re-measurement of assets, liabilities and transactions in non-functional currencies. This adjustment eliminates the foreign exchange gains (losses) on all assets, liabilities and transactions in non-functional currencies, which enables users of our financial statements to better view the results without the impact of fluctuations in foreign currency exchange rates and facilitates period-to-period comparisons of Ambac's operating performance.
Adjusted earnings was $14 million, or $0.30 per diluted share, for the first quarter 2022 as compared to adjusted earnings of $41 million, or $0.59 per diluted share, for the first quarter of 2021.
The following table reconciles net income (loss) attributable to common stockholders to the non-GAAP measure, adjusted earnings (loss), for the three-month periods ended March 31, 2022, and March 31, 2021, respectively:

	Three Months Ended
	March 31, 2022		March 31, 2021
($ in millions, other than per share data)	$ Amount	Per Diluted Share (1)	$ Amount	Per Diluted Share (1)
Net income (loss) attributable to common stockholders	$2	$0.04	$17	$0.08
Adjustments:
Insurance intangible amortization	14	0.29	19	0.40
Foreign exchange (gains) losses	(2)	(0.03)	5	0.11
Adjusted Earnings (loss)	$14	$0.30	$41	$0.59
Weighted-average diluted shares outstanding (in millions)		47.4		46.9
1     Per Diluted share includes the impact of adjusting the Insurance Distribution segment related noncontrolling interest to current redemption value

Adjusted Book Value. Adjusted book value is defined as Total Ambac Financial Group, Inc. stockholders’ equity as reported under GAAP, adjusted for after-tax impact of the following:
•Insurance intangible asset: Elimination of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for within adjusted book value consistent with the provisions of the Financial Services—Insurance Topic of the ASC.
•Net unearned premiums and fees in excess of expected losses: Addition of the value of the unearned premium revenue ("UPR") on financial guarantee contracts, in excess of expected losses, net of reinsurance. This non-GAAP adjustment presents the economics of UPR and expected losses for financial guarantee contracts on a consistent basis. In accordance with GAAP, stockholders’ equity reflects a reduction for expected losses only to the extent they exceed UPR. However, when expected losses are less than UPR for a financial guarantee contract, neither expected losses nor UPR have an impact on stockholders’ equity. This non-GAAP adjustment adds UPR in excess of expected losses, net of reinsurance, to stockholders’ equity for financial guarantee contracts where expected losses are less than UPR. This adjustment is only made for financial guarantee contracts since such premiums are non-refundable.
•Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income: Elimination of the unrealized gains and losses on the Company’s investments that are recorded as a component of accumulated other comprehensive income (“AOCI”). The AOCI component of the fair value adjustment on the investment portfolio may differ from realized gains and losses ultimately recognized by the Company based on the Company’s investment strategy. This adjustment only allows for such gains and losses in adjusted book value when realized.
Adjusted book value was $841 million, or $18.07 per share, at March 31, 2022, as compared to $874, or $18.88 per share, at December 31, 2021. The decrease in adjusted book value for the first quarter of 2022 was primarily attributable to the adverse effect of foreign exchange losses and higher discount rates on the PV of legacy financial guarantee installment premiums partially offset by adjusted earnings (net of earned premiums).
The following table reconciles Total Ambac Financial Group, Inc. stockholders’ equity to the non-GAAP measure adjusted book value as of each date presented:

	March 31, 2022		December 31, 2021
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Total AFG Stockholders' Equity (Deficit)	$914	$19.65	$1,038	$22.42
Adjustments:
Non-credit impairment fair value losses on credit derivatives	—	—	—	0.01
Insurance intangible asset	(303)	(6.52)	(320)	(6.91)
Net unearned premiums and fees in excess of expected losses	279	6.00	310	6.68
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income	(49)	(1.06)	(154)	(3.32)
Adjusted book value	$841	$18.07	$874	$18.88
Shares outstanding (in millions)		46.5		46.3
Earnings Call and Webcast
On May 11, 2022 at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Ambac's first quarter 2022 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/events/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through May 25, 2022, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13726024
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.

About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”) is a financial services holding company headquartered in New York City. Ambac’s core business is a growing specialty P&C distribution and underwriting platform. Ambac also has a legacy financial guaranty business in run off. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information. For more information, please go to www.ambac.com.
The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest.
Contact
Charles J. Sebaski
Managing Director, Investor Relations
(212) 208-3222
csebaski@ambac.com
Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac Financial Group’s (“AFG”) and its subsidiaries’ (collectively, “Ambac” or the “Company”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the highly speculative nature of AFG’s common stock and volatility in the price of AFG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from Ambac Assurance Corporation (“AAC”) and its subsidiaries or from the specialty property and casualty program insurance business, the distribution business, or related businesses; (3) the inability of AAC to realize the expected recoveries, including RMBS litigation recoveries, included in its financial statements, or changes in estimated RMBS litigation recoveries over time; (4) failure to recover claims paid on Puerto Rico exposures or realization of losses in amounts higher than expected; (5) inadequacy of reserves established for losses and loss expenses and possibility that changes in loss reserves may result in further volatility of earnings or financial results; (6) potential for rehabilitation proceedings or other regulatory intervention against AAC; (7) credit risk throughout Ambac’s business, including but not limited to credit risk related to insured residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations (including risks associated with Chapter 9 and other restructuring proceedings), issuers of securities in our investment portfolios, and exposures to reinsurers; (8) our inability to effectively reduce insured financial guarantee exposures or achieve recoveries or investment objectives; (9) our inability to generate the significant amount of cash needed to service our debt and financial obligations, including through litigation recoveries or disposition of assets, and our inability to refinance our indebtedness; (10) Ambac’s substantial indebtedness could adversely affect its financial condition and operating flexibility; (11) Ambac may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (12) the impact of catastrophic public health, environmental or natural events, including events like the COVID-19 pandemic, or global or regional conflicts, on significant portions of our insured portfolio; (13) credit risks related to large single risks, risk concentrations and correlated risks; (14) risks associated with adverse selection as Ambac’s financial guarantee insurance portfolio runs off; (15) the risk that Ambac’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (16) restrictive covenants in agreements and instruments that impair Ambac’s ability to pursue or achieve its business strategies; (17) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce financial guarantee risks in its insured portfolio; (18) disagreements or disputes with Ambac's insurance regulators; (19) loss of control rights in transactions for which we provide financial guarantee insurance; (20) adverse tax consequences or other costs resulting from the characterization of the AAC’s surplus notes or other obligations as equity; (21) risks attendant to the change in composition of securities in the Ambac’s investment portfolio; (22) adverse impacts from changes in prevailing interest rates; (23) events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisition of 80% of the membership interests of Xchange Benefits, LLC; (24) risks associated with the expected discontinuance of the London Inter-Bank Offered Rate; (25) factors that may negatively influence the amount of installment premiums paid to Ambac; (26) risks relating to determinations of amounts of impairments taken on investments; (27) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith; (28) actions of stakeholders whose interests are not aligned with broader interests of Ambac's stockholders; (29) system security risks, data protection breaches and cyber attacks; (30) regulatory oversight of Ambac Assurance UK Limited (“Ambac UK”) and applicable regulatory restrictions may adversely affect our ability to realize value from Ambac UK or the amount of value we ultimately realize; (31) failures in services or products provided by third parties; (32) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (33) fluctuations in foreign currency exchange rates; (34) failure to realize our business expansion plans or failure of such plans to create value; (35) greater competition for our specialty property & casualty program insurance business; (36) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (37) disintermediation within the insurance industry or greater competition that negatively impacts our managing general agency/underwriting business; (38) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; and (39) other risks and uncertainties that have not been identified at this time.

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended
($ in millions, except share data)	March 31, 2022	March 31, 2021
Revenues:
Net premiums earned	$15	$14
Net investment income:
Securities available-for-sale and short-term	14	22
Other investments	(9)	27
Total net investment income	5	49
Net realized investment gains (losses), including impairments	10	2
Net gains (losses) on derivative contracts	57	25
Net realized gains on extinguishment of debt	—	33
Commission income	9	7
Other income	2	(2)
Income on variable interest entities	22	—
Total revenues	119	129
Expenses:
Losses and loss expense (benefit)	24	8
Intangible amortization	14	19
Operating expenses	34	33
Interest expense	44	50
Total expenses	116	110
Pre-tax income	3	19
Provision for income taxes	—	2
Net income	$2	$17
Less: net (loss) gain attributable to noncontrolling interest	—	—
Net income attributable to common stockholders	$2	$17

Net income per basic share	$0.04	$0.08
Net income per diluted share	$0.04	$0.08

Weighted-average number of common shares outstanding:
Basic	46,731,459	46,314,049
Diluted	47,359,731	46,858,064

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in millions, except share data)	March 31, 2022	December 31, 2021
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $1,352 and $1,605)	$1,383	$1,730
Fixed maturity securities pledged as collateral, at fair value (amortized cost: $15 and $15)	15	$15
Fixed maturity securities - trading	119	—
Short-term investments pledged as collateral, at fair value (amortized cost: $540 and $415)	540	414
Short-term investments, at fair value (amortized cost: $99 and $105)	99	105
Other investments (includes $652 and $683 at fair value)	660	690
Total investments (net of allowance for credit losses of $1 and $0)	2,815	2,955
Cash and cash equivalents	60	17
Restricted cash	7	5
Premiums receivable (net of allowance for credit losses of $8 and $9)	317	323
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $0 and $0)	48	55
Deferred ceded premium	100	90
Subrogation recoverable	1,714	2,092
Derivative assets	55	76
Intangible assets	350	362
Goodwill	46	46
Other assets	94	68
Variable interest entity assets:
Fixed maturity securities, at fair value	3,364	3,455
Restricted cash	49	2
Loans, at fair value	2,469	2,718
Derivative assets	42	38
Other assets	1	2
Total assets	$11,531	$12,303
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$393	$395
Loss and loss expense reserves	1,067	1,570
Ceded premiums payable	40	33
Long-term debt	2,242	2,230
Accrued interest payable	593	576
Derivative liabilities	76	95
Other liabilities	135	133
Variable interest entity liabilities:
Long-term debt (includes $3,701 and $4,056 at fair value)	4,124	4,216
Derivative liabilities	1,866	1,940
Total liabilities	10,538	11,187
Redeemable noncontrolling interest	18	18
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued: 46,658,990 and 46,477,068	—	—
Additional paid-in capital	262	257
Accumulated other comprehensive income	(70)	58
Retained earnings	723	726
Treasury stock, shares at cost: 113,758 and 172,929	(2)	(3)
Total Ambac Financial Group, Inc. stockholders’ equity	914	1,038
Nonredeemable noncontrolling interest	60	60
Total stockholders’ equity	974	1,098
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$11,531	$12,303